                                                                    Exhibit 15.1

April 30, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated April 18, 2001 on our review of interim financial information of Visteon Corporation (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-40034) and Form S-8 (Nos. 333-39756, 333-39758, and 333-40202).


Very truly yours,



PricewaterhouseCoopers LLP